Exhibit 99.1

Veridien Corporation

Press Release

VERIDIEN NEWS

CONTACT:	Cheryl Ballou – Veridien Corporation (727) 576-1600 ext 202 cballou@veridien.com

Veridien Adds Hepatitis A, B and C Kill Claims
To its FDA Drug Listed Products

Highlights

•	Independent testing confirms new Hepatitis A, B, and C kill claims

•	Veridien’s FDA drug listed products to carry Hepatitis A, B and C kill claims starting January 2004

•	Hepatitis A, B, and C kill claims provide new revenue opportunities for 2004 and beyond

St Petersburg, Florida, December 23, 2003 –– Veridien Corporation (OTCBB: VRDE) announced today that its patented formula used in its FDA drug listed Viraguard® Antiseptic Hand Sprays, Hand Gels and Hand Wipes, has been proven to kill Hepatitis A, B and C viruses. Sheldon Fenton, CEO, said, “The Company has positioned its patented products to substantially increase revenue opportunities in tandem with national and multi-national distributors. The Hepatitis kill claims should increase demand for Veridien’s Infection Control Products in multiple markets.”

Veridien’s Antiseptic Products are effective tools for healthcare professionals to minimize the spread of diseases caused by many viruses and bacteria. Alcohol based hand rubs are recommended by the Centers For Disease Control in their Hand Hygiene Guidelines. The active ingredient in Veridien’s patented formulation is isopropyl alcohol. In vitro testing has proven Veridien’s patented formula to kill Hepatitis A, B, and C, HIV-1(Aids virus), Methicillin-resistant Staphylococcus aureus (MRSA), Vancomycin-resistant Enterococcus faecalis (VRE), Herpes Simplex-type2, Escheria coli (E.coli) strain 157, Mycobacterium bovis (BCG,TB surrogate), Pseudomonas aeruginosa, Streptococcus Pyogenes (Strep), Salmonella choleraesius, Staphylococcus aureus, Respiratory syncytial virus (RSV), Rotavirus (SA-11 Group A), Influenza type1 – 2, Trichophyton mentagrophytes(athlete’s foot fungus), Cytomegalovirus (CMV) and Adenovirus-Type 2.

Paul Dunnigan, VP-Marketing Group, said, “Based on conversations with our customer base, we expect the enhanced kill claims to positively impact our revenues for 2004 and beyond. With the recent virulent outbreaks of Hepatitis and Influenza across North America, Veridien’s Patented Infection Control Products should provide healthcare professionals and consumers alike with effective tools to help prevent the spread of illness in the workplace and at home.”

Veridien’s Infection Control Products are available to healthcare professionals through major medical distributors, and to consumers at www.buyveridien.com. Effective January 2004, Viraguard® Antiseptic Infection Control Products will carry the Hepatitis A, B and C kill claims.

About Veridien

Veridien Corporation is a Health Care Company focusing on Infection Control and other Healthy Lifestyle products. Veridien has developed PATENTED and UNIQUE PRODUCTS including SURFACE DISINFECTANTS, ANTISEPTIC HAND CLEANSERS, INSTRUMENT PRESOAK, AND SUN PROTECTANT PRODUCTS. The flagship product Viraguard® Hospital Disinfectant/Cleaner and Instrument Presoak is a skin friendly, patented, U.S. - EPA and Health Canada registered, surface disinfectant. Viraguard® Hospital Surface Disinfectant Towelettes and Viraguard ® Toilet Seat Wipes [Sit Secure ™ program] are also U.S.- EPA registered. Viraguard® Antiseptic Hand Gel, Viraguard® Antiseptic Hand Spray and Viraguard® Antiseptic Hand Wipes are all U.S. — FDA and Health Canada drug listed products utilizing Veridien’s patented Virahol® formulation.

Look for Veridien at www.veridien.com

Special Note: Forward-looking statements in this press release are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statement involve risks and uncertainties, including without limitation, market acceptance of, and demand for, the Company’s products, manufacturing, development and distributor issues, product pricing, competition, funding availability, technological changes and other risks not identified herein. The Company disclaims any intent or obligation to update any forward-looking statements.

“HEALTHY LIVING IS AN ADVENTURE — LET VERIDIEN GUIDE YOU”